                                                                    EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-38285) pertaining to Vision Twenty-One, Inc. 1996 Stock Incentive Plan of our report dated March 11, 1998 (except Note 16, as to which the date is March 31, 1998), with respect to the consolidated financial statements of Vision Twenty-One, Inc. and Subsidiaries at December 31, 1996 and 1997 and for the three years in the period ended December 31, 1997 included in the Form 8-K dated August 19, 1998, filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP
                                             ---------------------------------
                                                 Ernst & Young LLP

Tampa, Florida
August 19, 1998